Exhibit 99.1

Grocery Outlet Holding Corp. Announces Second Quarter Fiscal 2021 Financial Results
Emeryville, CA – August 10, 2021 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the second quarter of fiscal 2021 ended July 3, 2021.
Highlights for Second Quarter Fiscal 2021 as compared to the Second Quarter Fiscal 2020:
•Net sales decreased by 3.5% to $775.5 million.
•Comparable store sales decreased by 10.0% compared to a 16.7% increase in the same period last year.
•The Company opened 11 new stores, ending the quarter with 400 stores in six states.
•Net income decreased 33.0% to $19.6 million, or $0.20 per diluted share.
•Adjusted EBITDA(1) decreased 15.7% to $50.8 million.
•Adjusted net income(1) decreased 27.1% to $23.3 million, or $0.23 per adjusted diluted share.
Eric Lindberg, CEO of Grocery Outlet, stated, "With the support of our independent operators, we continued to deliver outstanding value and a Wow! shopping experience to our customers throughout our second quarter. As we anniversary last year's strong performance, our second quarter financial results were at the high end of our expectations. While we continue to navigate changing consumer behaviors, we remain pleased with the health of opportunistic supply, our product assortment, and our strong engagement with customers and independent operators alike. We are also exploring new ways to expand our share of wallet and broaden our customer base. As such, we remain confident that we are well positioned to drive long term profitable growth for our shareholders as we continue to invest in our business and build on our unique strengths."

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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Beginning with the fourth quarter of fiscal 2020, we updated our definitions of our non-GAAP financial measures to simplify our presentation and enhance comparability between periods. The presentations for adjusted EBITDA, adjusted net income and adjusted diluted earnings per share for second quarter of fiscal 2020 and 26 Weeks Ended June 27, 2020 have been recast to reflect these changes. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release for additional information about these items.

Highlights for the 26 Weeks Ended July 3, 2021 as compared to the 26 Weeks Ended June 27, 2020:
•Net sales decreased by 2.3% to $1.53 billion.
•Comparable store sales decreased by 9.1% compared to a 17.0% increase in the same period last year.
•Net income decreased 8.2% to $38.5 million, or $0.39 per diluted share.
•Adjusted EBITDA(1) decreased 14.8% to $99.7 million.
•Adjusted net income(1) decreased 23.5% to $46.5 million, or $0.47 per adjusted diluted share.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $126.6 million at the end of the second quarter of fiscal 2021.
•Total debt was $450.3 million at the end of the second quarter of fiscal 2021, net of unamortized debt discounts and debt issuance costs.
•Net cash provided by operating activities during the second quarter of fiscal 2021 was $58.7 million.
•Capital expenditures for the second quarter of fiscal 2021, excluding the impact of tenant improvement allowances, were $29.9 million.
Outlook:
•The Company continues to expect to open between 36 and 38 stores in fiscal 2021 with one closure.
•Quarter-to-date comparable store sales for the third quarter of fiscal 2021 are negative 6%. Based on current trends, the Company expects comparable store sales for the full third quarter of fiscal 2021 to be in the negative mid-single digits.
•Capital expenditures, net of tenant improvement allowances, are estimated to be approximately $130.0 million for fiscal 2021.
•The Company will report 52 weeks of operating results in fiscal 2021 compared to 53 weeks in fiscal 2020.
Investor Relations:
Grocery Outlet also announces that Arvind Bhatia recently joined the Company as Vice President of Investor Relations. Mr. Bhatia will be responsible for managing all aspects of the Company’s investor relations activities and will report to Charles Bracher, Chief Financial Officer. Prior to joining Grocery Outlet, Mr. Bhatia held similar roles at At Home Group Inc. and Dave & Buster’s Entertainment, Inc. after working as a research analyst for various Wall Street firms.
Mr. Bracher commented, "We're very pleased to welcome Arvind to our Grocery Outlet team. Arvind has a strong background in consumer retail in addition to a proven track record developing and managing investor relations programs. We look forward to benefiting from Arvind's leadership and experience as we continue to engage with the investment community."

Conference Call Information:
A conference call to discuss the second quarter fiscal 2021 financial results is scheduled for today, August 10, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 844-512-2921. The pin number to access the telephone replay is 13721982. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization ("EBITDA") and other adjustments noted in the "Reconciliation of GAAP Net Income to Adjusted EBITDA" table below. Adjusted net income is defined as net income before the adjustments noted in table "Reconciliation of GAAP Net Income to Adjusted Net Income" below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Beginning with the fourth quarter of fiscal 2020, we updated our definitions of adjusted EBITDA and adjusted net income to simplify our presentation and enhance comparability between periods. We no longer exclude new store pre-opening expenses from our presentation of adjusted EBITDA and adjusted net income. We also updated our definition of adjusted net income to exclude the tax impact of options exercises and vesting of restricted stock units. Lastly, debt extinguishment and modification costs were reclassified to the other adjustments line item within the presentation of both adjusted EBITDA and adjusted net income. The presentations for adjusted EBITDA and adjusted net income for fiscal 2020 have been recast to reflect these changes. Reconciliations between the revised and previous definitions of adjusted EBITDA and adjusted net income for each quarter of fiscal years 2020 and 2019 were provided in our Form 8-K filed with the United States Securities and Exchange Commission ("SEC") on March 2, 2021.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company's outlook, prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to participate effectively or at all in the growing online retail marketplace; unexpected costs and negative effects if we incur losses not covered by our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; major health epidemics, such as the outbreak of COVID-19, and other outbreaks; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; material disruption to our information technology systems; risks associated with products we and our independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; our substantial indebtedness could affect our ability to operate our business, react to changes in the economy or industry or pay our debts and meet our obligations; our ability to generate cash flow to service our substantial debt obligations; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; failure to comply with requirements to design, implement and maintain effective internal controls; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K. Such risk factors may be updated from time to time in the Company's periodic filings with the SEC. The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 400 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia
510-704-2816
abhatia@cfgo.com

Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$775,535	$803,429	$1,528,001	$1,563,737
Cost of sales	537,737	549,678	1,058,276	1,072,960
Gross profit	237,798	253,751	469,725	490,777
Operating expenses:
Selling, general and administrative	192,955	198,002	381,553	384,933
Depreciation and amortization	16,959	13,215	32,502	26,160
Share-based compensation	4,210	10,175	8,149	30,452
Total operating expenses	214,124	221,392	422,204	441,545
Income from operations	23,674	32,359	47,521	49,232
Other expenses (income):
Interest expense, net	3,922	5,270	7,828	11,104
Gain on insurance recoveries	(3,970)	—	(3,970)	—
Debt extinguishment and modification costs	—	—	—	198
Total other expenses (income)	(48)	5,270	3,858	11,302
Income before income taxes	23,722	27,089	43,663	37,930
Income tax expense (benefit)	4,082	(2,244)	5,131	(4,045)
Net income and comprehensive income	$19,640	$29,333	$38,532	$41,975
Basic earnings per share	$0.21	$0.32	$0.40	$0.47
Diluted earnings per share	$0.20	$0.30	$0.39	$0.43
Weighted average shares outstanding:
Basic	95,724	90,800	95,449	90,152
Diluted	99,604	98,618	99,587	97,333

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$126,623	$105,326
Independent operator receivables and current portion of independent operator notes, net of allowance	6,286	5,443
Other accounts receivable, net of allowance	3,064	5,950
Merchandise inventories	248,172	245,157
Prepaid expenses and other current assets	17,845	20,081
Total current assets	401,990	381,957
Independent operator notes, net of allowance	20,197	27,440
Property and equipment, net	471,285	433,652
Operating lease right-of-use assets	866,687	835,397
Intangible assets, net	48,806	48,226
Goodwill	747,943	747,943
Deferred income tax assets, net	—	3,529
Other assets	8,844	7,480
Total assets	$2,565,752	$2,485,624
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$112,062	$114,278
Accrued expenses	39,180	35,699
Accrued compensation	11,033	26,447
Current lease liabilities	44,813	48,675
Income and other taxes payable	6,805	7,547
Total current liabilities	213,893	232,646
Long-term debt, net	450,302	449,233
Deferred income tax liabilities, net	1,038	—
Long-term lease liabilities	926,636	881,438
Total liabilities	1,591,869	1,563,317
Stockholders' equity:
Voting common stock	96	95
Additional paid-in capital	800,090	787,047
Retained earnings	173,697	135,165
Total stockholders' equity	973,883	922,307
Total liabilities and stockholders' equity	$2,565,752	$2,485,624

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	26 Weeks Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$38,532	$41,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	29,969	23,832
Amortization of intangible and other assets	3,842	3,625
Amortization of debt issuance costs and debt discounts	1,255	1,137
Gain on insurance recoveries	(3,970)	—
Debt extinguishment and modification costs	—	198
Share-based compensation	8,149	30,452
Provision for accounts receivable	2,289	(51)
Proceeds from insurance recoveries - business interruption and inventory	2,103	—
Deferred income taxes	4,567	(4,783)
Other	764	1,166
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	1,869	(7,244)
Merchandise inventories	(3,015)	(9,854)
Prepaid expenses and other current assets	2,236	938
Income and other taxes payable	(742)	5,901
Trade accounts payable, accrued compensation and other accrued expenses	(11,279)	(8,367)
Changes in operating lease assets and liabilities, net	8,570	11,131
Net cash provided by operating activities	85,139	90,056
Cash flows from investing activities:
Advances to independent operators	(4,945)	(3,000)
Repayments of advances from independent operators	2,464	3,017
Purchases of property and equipment	(63,988)	(49,972)
Proceeds from sales of assets	20	216
Intangible assets and licenses	(3,637)	(2,431)
Proceeds from insurance recoveries - property and equipment	1,867	—
Net cash used in investing activities	(68,219)	(52,170)
Cash flows from financing activities:
Proceeds from exercise of stock options	4,992	15,878
Proceeds from revolving credit facility loan	—	90,000
Principal payments on revolving credit facility loan	—	(90,000)
Payments made for net settlement of employee share-based compensation awards	—	(483)
Principal payments on term loans	—	(187)
Principal payments on other borrowings	(518)	(447)
Dividends paid	(97)	(244)
Debt issuance costs paid	—	(701)
Net cash provided by financing activities	4,377	13,816
Net increase in cash and cash equivalents	21,297	51,702
Cash and cash equivalents at beginning of period	105,326	28,101
Cash and cash equivalents at end of period	$126,623	$79,803

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income	$19,640	$29,333	$38,532	$41,975
Interest expense, net	3,922	5,270	7,828	11,104
Income tax expense (benefit)	4,082	(2,244)	5,131	(4,045)
Depreciation and amortization expenses (1)	17,667	13,887	33,811	27,457
EBITDA	45,311	46,246	85,302	76,491
Share-based compensation expenses (2)	4,210	10,175	8,149	30,452
Non-cash rent (3)	3,061	2,759	5,969	4,973
Asset impairment and gain or loss on disposition (4)	305	(22)	757	953
Provision for accounts receivable reserves (5)	1,334	(899)	2,289	(51)
Other (6)	(3,385)	2,048	(2,793)	4,110
Adjusted EBITDA	$50,836	$60,307	$99,673	$116,928

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income	$19,640	$29,333	$38,532	$41,975
Share-based compensation expenses (2)	4,210	10,175	8,149	30,452
Non-cash rent (3)	3,061	2,759	5,969	4,973
Asset impairment and gain or loss on disposition (4)	305	(22)	757	953
Provision for accounts receivable reserves (5)	1,334	(899)	2,289	(51)
Other (6)	(3,385)	2,048	(2,793)	4,110
Amortization of purchase accounting assets and deferred financing costs (7)	2,943	2,944	5,886	5,880
Tax impact of stock option exercises and vesting of restricted stock units (8)	(2,402)	(9,584)	(6,658)	(14,578)
Tax effect of total adjustments (9)	(2,371)	(4,761)	(5,672)	(12,968)
Adjusted net income	$23,335	$31,993	$46,459	$60,746

GAAP earnings per share
Basic	$0.21	$0.32	$0.40	$0.47
Diluted	$0.20	$0.30	$0.39	$0.43
Adjusted earnings per share
Basic	$0.24	$0.35	$0.49	$0.67
Diluted	$0.23	$0.32	$0.47	$0.62
Weighted average shares outstanding
Basic	95,724	90,800	95,449	90,152
Diluted	99,604	98,618	99,587	97,333

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(1)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.
(4)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(5)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(6)Represents other non-recurring, non-cash or non-operational items, such as gain on insurance recoveries, costs related to employer payroll taxes associated with equity awards, personnel-related costs, store closing costs, legal expenses, secondary equity offering transaction costs, debt extinguishment and modification costs, and miscellaneous costs.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents excess tax benefits related to stock option exercises and vesting of restricted stock units to be recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.